UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2014

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue, Kansas City, Kansas	66105
(Address of principal executive offices)	(Zip Code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2014, Epiq Systems, Inc. (“Epiq”) announced that Elizabeth M. Braham notified Epiq of her resignation from her positions as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Epiq, effective as of March 14, 2014.  Ms. Braham’s decision to resign from her positions with Epiq was not due to any disagreement with Epiq on any matter relating to Epiq’s operations, policies or practices.

In connection with Ms. Braham’s resignation, Epiq and Ms. Braham are expected to enter into an Executive Resignation Agreement and General Release of Claims dated March 14, 2014 (the “Resignation Agreement”).  The Resignation Agreement provides, among other things, that on and after the eighth day following the execution of the Resignation Agreement (the “Effective Date”), as consideration for certain severance payments and benefits as set forth below, Ms. Braham will agree, among other things, to: (1) forfeit the 100,000 restricted shares of Epiq common stock granted to Ms. Braham on January 28, 2014; (2) release Epiq from any and all claims that she may have had including concerning her employment with Epiq; (3) assist Epiq in certain litigation or arbitration related matters; and (4) comply with certain confidentiality, non-competition, non-solicitation, non-disparagement and other obligations.  Epiq and Ms. Braham are also expected to enter into an Executive Consulting Advisory Agreement, dated March 14, 2014 (the “Advisory Agreement”).  Pursuant to the Advisory Agreement, Ms. Braham will provide up to 16 hours per month of consulting services to Epiq from March 17, 2014 through the end of November 2014 for an aggregate amount of $75,000 unless the agreement is otherwise terminated by either party for Cause as defined therein.  Pursuant to the Resignation Agreement, and following the Effective Date and subject to certain conditions, Ms. Braham will be entitled to receive from Epiq the following payments and benefits, among others: (i) a lump sum severance payment of $1,170,000 (less withholding for federal tax, state tax and other standard deductions), which amount will be payable within five business days following the Effective Date; (ii) a lump sum severance payment of $1,440,625 (less withholding for federal tax, state tax and other standard deductions), which amount will be payable on or before December 31, 2014 in connection with the execution by Ms. Braham and delivery to Epiq of a release on or after December 1, 2014 and no later than December 10, 2014; (iii) all right, title and interest in and to certain computer equipment; and (iv) exclusive use of an automobile leased and paid for by Epiq through the termination of the lease (or an earlier lease buy-out, at Epiq’s discretion) and ownership of the automobile thereafter.

The foregoing descriptions of the Resignation Agreement and the Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Resignation Agreement and the Advisory Agreement, which will be filed as exhibits to Epiq’s Quarterly Report on Form 10-Q to be filed by Epiq with the Securities and Exchange Commission for the period ending March 31, 2014.

On March 6, 2014, Epiq issued a press release to announce Ms. Braham’s resignation.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibit.

The following exhibit is filed as part of this report:

99.1	Press release, dated March 6, 2014, announcing the resignation of Elizabeth M. Braham as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: March 7, 2014

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director